Exhibit 32.1

CERTIFICATION PURSUANT TO18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TOSECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of American Fire Retardant Corp., a Nevada corporation (the “Company”), on Form 10-QSB for the period ended June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Raoul L. Carroll, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

AMERICAN FIRE RETARDANT CORP

Date: August 13, 2004	By:	/s/ Raoul L. Carroll
Raoul L. Carroll
Title: Chief Executive Officer